EXHIBIT 5.2
May 1, 2007
Canadian Pacific Railway Company
Dear Sirs/Mesdames:
Reference is made to the base shelf short form prospectus (the “Prospectus”) forming part of the registration statement on Form F-9 filed by Canadian Pacific Railway Company with the U.S. Securities and Exchange Commission.
We hereby consent to all references to our firm’s advice under the heading “Description of Debt Securities — Enforceability of Judgments” in the Prospectus.

Yours truly, MACLEOD DIXON LLP
By:	/s/ Don Tse

3700 Canterra Tower, 400 Third Avenue S.W., Calgary, Alberta, Canada T2P 4H2
Telephone: (403) 267-8222 Fax: (403) 264-5973 Website: www.macleoddixon.com